Exhibit 21.1

                     LIST OF SUBSIDIARIES OF COACH USA, INC.

NAME                                            STATE OF INCORPORATION
- ----                                            ----------------------

Arrow Stage Lines, Inc.                               Nebraska

Barclay Airport Services, Inc.                        New Jersey

Cape Transit Corp.                                    New Jersey

Central Jersey Transit, Inc.                          New Jersey

Coach USA Administration, Inc.                        Nevada

Community Bus Lines, Inc.                             New Jersey

Community Coach, Inc.                                 New Jersey

Community Tours, Inc.                                 New Jersey

Community Transit Lines                               New Jersey

Community Transportation, Inc.                        New Jersey

Grosvenor Bus Lines, Inc.                             California

H.A.M.L. Corporation                                  New Jersey

L.E.R. Transportation Company                         New Jersey

Leisure Time Tours                                    New Jersey

Mister Sparkle, Inc.                                  New Jersey

New Delaware Coach, Inc.                              Delaware

Suburban Management Corp.                             New Jersey

Suburban Transit Corp.                                New Jersey

Suburban Trails, Inc.                                 New Jersey